EXHIBIT 99.5

                        LEHMAN BROTHERS HOLDINGS INC.
                       SELECTED STATISTICAL INFORMATION
                          (Preliminary and Unaudited)
                 (Dollars in millions, except per share data)


                                                                   Quarters Ended
                                     ---------------------------------------------------------------------------
                                     8/31/01       5/31/01      2/28/01     11/30/00       8/31/00       5/31/00
                                     -------       -------      -------     --------       -------       -------
Income Statement
----------------
Net Revenues                          $1,628        $2,022       $1,883       $1,698        $2,052        $1,755
Non-Interest Expenses:
Compensation and Benefits                830         1,032          960          806         1,067           912
Nonpersonnel Expenses                    363           365          350          338           312           285
Net Income                               309           430          387          399           457           378
Net Income Applicable to
  Common Stock                           298           369          375          386           444           366
Earnings per Common Share
  Basic                                $1.24         $1.51        $1.52        $1.60         $1.83         $1.49
  Diluted                              $1.14         $1.38        $1.39        $1.46         $1.68         $1.39
  Diluted(excluding special
  preferred dividends)                 $1.14         $1.57        $1.39        $1.46         $1.68         $1.39

Financial Ratios (%)
----------------
Return on Common Equity
  (annualized) (a)                      16.2          23.4         21.2         22.4          27.5          24.0
Return on Common Equity
  (annualized) (b)                      16.2          20.6         21.2         22.4          27.5          24.0
Pretax Operating Margin                 26.7          30.9         30.4         32.6          32.8          31.8
Compensation & Benefits/Net
  Revenues                              51.0          51.0         51.0         47.5          52.0          52.0
Effective Tax Rate                      25.8          29.0         30.0         25.5          30.0          29.7

Balance Sheet
-------------
Total Assets                        $245,000      $235,936     $236,287     $224,720      $225,668      $233,433
Total Assets Excluding
  Matched Book (c)                   156,000       152,890      155,766      143,478       153,051       149,691
Common Stockholders' Equity            7,411         7,279        7,047        7,081         6,690         6,246
Total Stockholders' Equity +
  Preferred
Securities Subject to
  Mandatory Redemption                 8,821         8,689        8,457        8,641         8,250         7,806
Total Capital (d)                     48,200        46,425       44,769       43,874        43,657        41,339
Book Value per Common Share (e)        30.83         29.93        28.90        28.78         27.58         25.59

Other Data (#s)
----------
Employees                             13,281        12,426       11,925       11,326        10,512         9,343
Common Stock Outstanding         239,046,975   244,202,014  247,321,056  236,395,332   240,223,072   243,416,862
Average Shares
  Basic                          240,414,784   243,852,453  246,154,488  241,873,653   242,258,734   246,345,300
  Diluted (f)                    261,755,211   266,878,412  270,689,336  265,421,298   265,043,124   265,265,690

(a) Return on common equity calculated using net income before adjusting for special preferred dividends.
(b) Return on common equity calculated using net income after adjusting for special preferred dividends.
(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(d) Total capital includes long-term debt, stockholders' equity and preferred securities subject to mandatory redemption.
(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(f) For the quarters ended November 30, August 31 and May 31, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375 common shares had the effect of decreasing diluted earnings per share by $0.01.